Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2007 RESULTS
Q4 2007 Net Sales — $1.28 Billion; Diluted EPS — $0.50
2007 Full Year Net Sales — $4.80 Billion; Diluted EPS — $1.56
TEMPE, Ariz. – February 6, 2008 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter and year ended December 31, 2007.
Fourth Quarter and 2007 Full Year Highlights
•	Net sales for the fourth quarter increased 5% to $1.28 billion, and annual net sales increased 34% to $4.80 billion.

•	Gross profit for the fourth quarter grew 10% to $173.3 million, and annual gross profit grew 40% to $661.1 million.

•	Net earnings from continuing operations for the fourth quarter increased 29% to $23.8 million, while annual net earnings from continuing operations increased 13% to $72.0 million.

•	Diluted EPS from continuing operations for the fourth quarter increased 30% to $0.48, while annual diluted EPS from continuing operations increased 10% to $1.44.

•	Q4 2007 results include expenses of $334,000, $201,000 net of tax, for professional fees and costs associated with our stock option review, while 2007 full year results include expenses of $13.0 million, $7.9 million net of tax, for such professional fees and costs and $2.6 million, $1.5 million net of tax, for severance and restructuring expenses. Q4 2006 and full year 2006 results include expenses of $1.6 million, $1.0 million net of tax, for professional fees associated with our stock option review and $729,000, $454,000 net of tax, for severance and restructuring expenses.
“I am very pleased to announce that the overall performance of our geographic operating segments produced a solid fourth quarter, which provided a strong ending to a successful 2007,” said Rich Fennessy, President and Chief Executive Officer. “As expected, our business delivered a seasonally-stronger fourth quarter, and for the full year our overall financial results exceeded our own internal expectations.”
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 2	February 6, 2008
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006	% change	2007	2006	% change
Insight Enterprises, Inc.
Net sales	$1,283,302	$1,222,167	5%	$4,800,431	$3,593,256	34%
Gross profit	$173,254	$158,077	10%	$661,088	$470,657	40%
Earnings from operations	$40,011	$32,537	23%	$126,102	$100,539	25%
Operating margin	3.1%	2.7%		2.6%	2.8%
Net earnings from continuing operations	$23,810	$18,414	29%	$72,011	$63,734	13%
Diluted EPS from continuing operations	$0.48	$0.37	30%	$1.44	$1.31	10%
Net earnings	$24,622	$18,867	31%	$77,795	$76,818	1%
Diluted EPS	$0.50	$0.38	32%	$1.56	$1.58	(1%)

North America
Net sales	$844,108	$880,811	(4%)	$3,362,955	$2,852,997	18%
Gross profit	$116,685	$115,418	1%	$471,808	$370,572	27%
Earnings from operations	$24,668	$24,619	—	$87,345	$82,161	6%

EMEA
Net sales	$405,724	$317,911	28%	$1,329,682	$710,294	87%
Gross profit	$49,358	$38,750	27%	$168,583	$95,184	77%
Earnings from operations	$12,686	$7,094	79%	$33,265	$17,269	93%

APAC
Net sales	$33,470	$23,445	43%	$107,794	$29,965	260%
Gross profit	$7,211	$3,909	84%	$20,697	$4,901	322%
Earnings from operations	$2,657	$824	222%	$5,492	$1,109	395%
Effective Tax Rate
Our effective tax rate from continuing operations for the three months ended December 31, 2007 was 37.5% compared to 37.7% for the three months ended December 31, 2006. Our effective tax rate from continuing operations for the full year 2007 was 38.5% compared to 35.2% for 2006. The effective tax rate for the full year is higher in 2007 due to an increase in our tax reserves. Further, our 2006 effective tax rate reflects the reversal of accrued income taxes resulting from the determination that a reserve previously recorded for potential tax exposures was no longer necessary.
OPERATING SEGMENTS
We operate in three reportable geographic operating segments: North America; EMEA (Europe, the Middle East and Africa); and APAC (Asia-Pacific). Currently, our offerings in North America and the United Kingdom include brand-name IT hardware, software and services. Our offerings in the remainder of our EMEA segment and in APAC currently only include software and select software-related services. Our acquisition of Software Spectrum closed in September 2006, so our Q4 2007 and Q4 2006 consolidated results reflect a full quarter of that business on a year-over-year basis in each of our operating segments.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 3	February 6, 2008
North America
North America’s net sales for the three months ended December 31, 2007 decreased 4% to $844.1 million compared to net sales of $880.8 million for the three months ended December 31, 2006. The decline in net sales is related to the continued conversion of software sales to enterprise software agreements where only an agency fee is recognized in net sales and a decrease in hardware sales during the quarter.
For the three months ended December 31, 2007, our North American gross profit increased 1% to $116.7 million from $115.4 million for the three months ended December 31, 2006. North America’s gross profit as a percentage of net sales was 13.8% for the three months ended December 31, 2007, compared to 13.1% for the three months ended December 31, 2006. “The increase in gross margin was due primarily to an increase in agency fees for Microsoft enterprise software agreement renewals and the higher margin associated with our services business,” said Glynis Bryan, Chief Financial Officer.
North America’s selling and administrative expenses were 10.9% of net sales for the three months ended December 31, 2007, compared to selling and administrative expenses as a percentage of net sales of 10.3% for the three months ended December 31, 2006. “The increase compared to 2006 was predominantly a result of the lower net sales base in Q4 2007 and some duplicative costs associated with our back-office operations tied to our MySAP upgrade,” Bryan said. North America’s selling and administrative expenses for the three months ended December 31, 2007 and 2006 include expenses of approximately $0.3 million and $1.6 million, respectively, for professional fees and costs associated with our stock option review.
North America’s earnings from operations for the three months ended December 31, 2007 increased slightly to $24.7 million compared to $24.6 million for the three months ended December 31, 2006. North America’s earnings from operations as a percentage of net sales increased to 2.9% for the three months ended December 31, 2007 from 2.8% for the three months ended December 31, 2006.
EMEA
EMEA’s net sales for the three months ended December 31, 2007 increased 28% to $405.7 million, compared to net sales of $317.9 million for the three months ended December 31, 2006. The strong performance in EMEA includes higher net sales across all categories and the benefit of currency exchange rates between the weakening U.S. dollar year over year as compared to the various European currencies in which we do business. “Our strong overall consolidated financial results in the quarter benefited largely from the strength of our EMEA performance,” said Fennessy. “We experienced excellent growth in our EMEA hardware, software and services categories.”
In Q4 2007, our EMEA gross profit was $49.4 million, a 27% increase over the prior year. EMEA’s gross profit as a percentage of net sales remained consistent at 12.2% for the three months ended December 31, 2007 and 2006.
For the three months ended December 31, 2007, EMEA’s selling and administrative expenses were 9.1% of net sales compared with 10.0% in the same quarter of 2006. “The decrease from Q4 2006 was due primarily to increases in net sales,” said Bryan. “Selling and administrative expenses increased by $5.4 million from Q4 2006 to Q4 2007, primarily due to higher foreign currency exchange rates, higher compensation costs due to additional sales headcount and increased bonus expenses due to improved overall financial performance in EMEA.”
Additionally, the three months ended December 31, 2007 includes a $606,000 benefit related to a reduction in EMEA’s restructuring liability for remaining lease obligations on a previously vacated office property following a successful renegotiation of a portion of the long-term lease during the quarter. This amount was partially offset by $177,000 of severance expense during the quarter.
EMEA’s earnings from operations increased 79% in the three months ended December 31, 2007 to $12.7 million from $7.1 million in the three months ended December 31, 2006. EMEA’s earnings from operations as a percentage of net sales increased to 3.1% for the three months ended December 31, 2007 from 2.2% for the three months ended December 31, 2006.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 4	February 6, 2008
APAC
Our APAC segment recognized net sales of $33.5 million, recognized gross profit of $7.2 million and contributed $2.7 million to earnings from operations for the three months ended December 31, 2007. “We continue to be excited about our APAC segment, which is performing very well and continues to post strong growth in net sales and profitability,” said Bryan.
FORWARD-LOOKING STATEMENTS
For the full year 2008, we expect organic net sales to grow faster than the market growth rate, which we expect to be approximately 5% on a world-wide basis, and 2008 fully diluted earnings per share are expected to range between $1.80 and $1.95, of which 50% — 55% is expected to be recorded in the first half of the year.
These expectations reflect the following assumptions:
•	An effective tax rate of 37% — 39% for the full year;

•	Completion of the $50 million stock repurchase program authorized by the Company’s Board of Directors in November 2007; and

•	Cash outlays for capital expenditures of approximately $30 million to $35 million.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss fourth quarter and full year results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time. To listen to the live Web cast by telephone, call 1-800-599-9816 and enter the access code 28283526.
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2006:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks, including the upgrade to mySAP and the migration of acquired businesses to our information technology and voice and data networks;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisition;

•	actions of our competitors, including manufacturers/publishers of products we sell;
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 5	February 6, 2008
•	the informal inquiry from the SEC and the fact that we could be subject to stockholder litigation related to our historical stock option granting practices and the related restatement of our consolidated financial statements;

•	the recently enacted changes in securities laws and regulations, including potential risk resulting from our evaluation of internal controls under the Sarbanes-Oxley Act of 2002;

•	the risks associated with international operations;

•	sales of software licenses are subject to seasonal changes in demand;

•	increased debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	risks associated with our limited experience in outsourcing business functions to India;

•	rapid changes in product standards; and

•	intellectual property infringement claims.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC.
In addition, these forward-looking statements include statements regarding the informal inquiry commenced by the SEC and a stockholder’s demand to inspect our books and records pursuant to Section 220 of the Delaware General Corporation Law. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: adjustments to the consolidated financial statements that may be required related to the SEC informal inquiry; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option granting practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer and Investor Relations
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 6	February 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$1,283,302	$1,222,167	$4,800,431	$3,593,256
Costs of goods sold	1,110,048	1,064,090	4,139,343	3,122,599

Gross profit	173,254	158,077	661,088	470,657
Operating expenses:
Selling and administrative expenses	133,489	125,540	532,391	369,389
Severance and restructuring expenses	(246)	—	2,595	729

Earnings from operations	40,011	32,537	126,102	100,539
Non-operating (income) expense:
Interest income	(592)	(697)	(2,078)	(4,355)
Interest expense	3,221	4,460	13,367	6,793
Net foreign currency exchange gain	(1,080)	(587)	(3,887)	(1,135)
Other expense (income), net	390	(200)	1,531	901

Earnings from continuing operations before income taxes	38,072	29,561	117,169	98,335
Income tax expense	14,262	11,147	45,158	34,601

Net earnings from continuing operations	23,810	18,414	72,011	63,734
Net earnings from discontinued operations	812	453	5,784	13,084

Net earnings	$24,622	$18,867	$77,795	$76,818

Net earnings per share — Basic:
Net earnings from continuing operations	$0.49	$0.38	$1.47	$1.32
Net earnings from discontinued operations	0.02	0.01	0.12	0.27

Net earnings per share	$0.51	$0.39	$1.59	$1.59

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.48	$0.37	$1.44	$1.31
Net earnings from discontinued operations	0.02	0.01	0.12	0.27

Net earnings per share	$0.50	$0.38	$1.56	$1.58

Shares used in per share calculations:
Basic	48,582	48,802	49,055	48,373

Diluted	49,635	49,131	49,760	48,564

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 7	February 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$56,718	$54,697
Accounts receivable, net	1,072,612	994,892
Inventories	98,863	97,751
Inventories not available for sale	21,450	31,112
Deferred income taxes	22,020	20,770
Other current assets	38,916	32,359

Total current assets	1,310,579	1,231,581

Property and equipment, net	158,467	145,778
Goodwill	306,742	296,781
Intangible assets, net	80,922	86,929
Deferred income taxes	392	927
Other long-term assets	10,076	18,269

	$1,867,178	$1,780,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$685,578	$611,367
Accrued expenses and other current liabilities	113,891	136,401
Current portion of long-term debt	15,000	15,000
Deferred revenue	42,885	40,728
Line of credit	—	15,000

Total current liabilities	857,354	818,496

Long-term debt	187,250	224,250
Long-term deferred income taxes	27,305	25,517
Other long-term liabilities	20,075	21,652

	1,091,984	1,089,915

Stockholders’ equity:
Preferred stock	—	—
Common stock	485	489
Additional paid-in capital	386,139	363,308
Retained earnings	340,641	297,664
Accumulated other comprehensive income – foreign currency translation adjustment	47,929	28,889

Total stockholders’ equity	775,194	690,350

	$1,867,178	$1,780,265

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 8	February 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net earnings from continuing operations	$72,011	$63,734
Plus: net earnings from discontinued operations	5,784	13,084

Net earnings	77,795	76,818
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	34,533	25,372
Provision for losses on accounts receivable	2,646	3,033
Write-downs of inventories	6,900	8,442
Non-cash stock-based compensation	11,540	13,731
Gain on sale of discontinued operations	(7,912)	(14,872)
Excess tax benefit from employee gains on stock-based compensation	(486)	(1,085)
Deferred income taxes	1,072	2,744
Changes in assets and liabilities:
Increase in accounts receivable	(64,793)	(290,612)
(Increase) decrease in inventories	(4,378)	21,287
Decrease in other current assets	4,159	10,152
Increase in other assets	(454)	(8,370)
Increase in accounts payable	71,293	208,499
Decrease in inventories financing facility	—	(4,281)
Increase in deferred revenue	1,502	2,514
(Decrease) increase in accrued expenses and other liabilities.	(33,999)	29,230

Net cash provided by operating activities	99,418	82,602

Cash flows from investing activities:
Proceeds from sale of discontinued operations	28,631	46,250
Acquisition of Software Spectrum, net of cash acquired	—	(321,167)
Purchases of property and equipment	(35,761)	(34,242)

Net cash used in investing activities	(7,130)	(309,159)

Cash flows from financing activities:
Borrowings in short-term financing facility	—	20,000
Repayments on short-term financing facility	—	(65,000)
Borrowings on long-term financing facility	682,000	291,000
Repayments on long-term financing facility	(704,000)	(123,000)
Borrowings on term loan	—	75,000
Repayments on term loan	(15,000)	(3,750)
Repayments on line of credit	(15,000)	(6,309)
Excess tax benefit from employee gains on stock-based compensation	486	1,085
Proceeds from sales of common stock under employee stock plans	24,521	16,462
Repurchases of common stock	(50,000)	—
(Decrease) increase in book overdrafts	(23,216)	37,261

Net cash (used in) provided by financing activities	(100,209)	242,749

Net cash provided by discontinued operations	—	105

Foreign currency exchange effect on cash flow	9,942	3,255

Increase in cash and cash equivalents	2,021	19,552
Cash and cash equivalents at beginning of period	54,697	35,145

Cash and cash equivalents at end of period	$56,718	$54,697

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 9	February 6, 2008
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(unaudited)

	Three Months Ended
	December 31,
	2007	2006	Change
North America
Number of shipping days	64	62	2 days
Number of account executives	1,349	1,259	7%
Net sales per account executive (a)	$622,728	$768,597	(19%)
Gross profit per account executive (b)	$86,083	$100,714	(15%)
Sales mix (as a % of net sales):
Notebooks and PDA’s	11%	10%	5	% (c)
Desktops and servers	12%	11%	1	% (c)
Networking and connectivity	11%	11%	(1	%)(c)
Storage devices	5%	6%	(11	%)(c)
Printers	5%	5%	(6	%)(c)
Memory and processors	4%	5%	(20	%)(c)
Supplies and accessories	4%	5%	(25	%)(c)
Monitors and video	4%	4%	1	% (c)
Miscellaneous	9%	7%	15	% (c)

Hardware	65%	64%	(2	%)(c)
Software	32%	34%	(11	%)(c)
Services	3%	2%	37	% (c)

	100%	100%

EMEA
Number of shipping days (d)	64	63	1 day
Number of account executives	550	476	16%
Net sales per account executive (a)	$751,340	$828,974	(9%)
Gross profit per account executive(b)	$91,403	$101,043	(10%)
Sales mix (as a % of net sales):
Notebooks and PDA’s	6%	7%	16	% (c)
Desktops and servers	5%	6%	11	% (c)
Networking and connectivity	3%	4%	7	% (c)
Storage devices	3%	3%	28	% (c)
Printers	3%	3%	4	% (c)
Memory and processors	1%	2%	(12	%)(c)
Supplies and accessories	3%	3%	8	% (c)
Monitors and video	3%	3%	—	(c)
Miscellaneous	2%	3%	18	% (c)

Hardware	29%	34%	11	% (c)
Software	70%	65%	36	% (c)
Services	1%	1%	28	% (c)

	100%	100%

(a)	Calculated as net sales for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(b)	Calculated as gross profit for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(c)	Represents growth/decline in category net sales.

(d)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 10	February 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended December 31, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$844,108	$405,724	$33,470	$1,283,302
Costs of goods sold	727,423	356,366	26,259	1,110,048

Gross profit	116,685	49,358	7,211	173,254
Operating expenses:
Selling and administrative expenses	91,898	37,101	4,490	133,489
Severance and restructuring expenses	119	(429)	64	(246)

Earnings from operations	$24,668	$12,686	$2,657	40,011

Non-operating expense, net				1,939

Earnings from continuing operations before income taxes				38,072
Income tax expense				14,262

Net earnings from continuing operations				23,810
Net earnings from discontinued operation				812

Net earnings				$24,622

Total assets	$2,363,903	$576,989	$53,701	$1,867,178	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $1,127,415.

	Year Ended December 31, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$3,362,955	$1,329,682	$107,794	$4,800,431
Costs of goods sold	2,891,147	1,161,099	87,097	4,139,343

Gross profit	471,808	168,583	20,697	661,088
Operating expenses:
Selling and administrative expenses	381,503	135,747	15,141	532,391
Severance and restructuring expenses	2,960	(429)	64	2,595

Earnings from operations	$87,345	$33,265	$5,492	126,102

Non-operating expense, net				8,933

Earnings from continuing operations before income taxes				117,169
Income tax expense				45,158

Net earnings from continuing operations				72,011
Net earnings from discontinued operation				5,784

Net earnings				$77,795

Total assets	$2,363,903	$576,989	$53,701	$1,867,178	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $1,127,415.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2007 Results, Page 11	February 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information (continued)
(In thousands)
(unaudited)

	Three Months Ended December 31, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$880,811	$317,911	$23,445	$1,222,167
Costs of goods sold	765,393	279,161	19,536	1,064,090

Gross profit	115,418	38,750	3,909	158,077
Operating expenses:
Selling and administrative expenses	90,799	31,656	3,085	125,540

Earnings from operations	$24,619	$7,094	$824	32,537

Non-operating expense, net				2,976

Earnings from continuing operations before income taxes				29,561
Income tax expense				11,147

Net earnings from continuing operations				18,414
Net earnings from discontinued operations				453

Net earnings				$18,867

Total assets	$2,057,868	$460,359	$39,380	$1,780,265	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $777,342.

	Year Ended December 31, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$2,852,997	$710,294	$29,965	$3,593,256
Costs of goods sold	2,482,425	615,110	25,064	3,122,599

Gross profit	370,572	95,184	4,901	470,657
Operating expenses:
Selling and administrative expenses	287,903	77,694	3,792	369,389
Severance and restructuring expenses	508	221	—	729

Earnings from operations	$82,161	$17,269	$1,109	100,539

Non-operating expense, net				2,204

Earnings from continuing operations before income taxes				98,335
Income tax expense				34,601

Net earnings from continuing operations				63,734
Net earnings from discontinued operations				13,084

Net earnings				$76,818

Total assets	$2,057,868	$460,359	$39,380	$1,780,265	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $777,342.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958